in the UNITED STATES BANKRUPTCY COURT
for the Southern District of TexaS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
OASIS PETROLEUM INC., et al.,[1]	)	Case No. 20-34771 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. 279
ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT FOR, AND CONFIRMING, THE DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN OF
REORGANIZATION OF OASIS PETROLEUM INC. AND ITS DEBTOR AFFILIATES

The above-captioned debtors (collectively, the “Debtors”) having:
a.commenced solicitation and distributed, on or about September 29, 2020: (i) the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates [Docket No. 24] (as modified, amended, or supplemented from time to time, the “Plan”) attached hereto as Exhibit A, (ii) the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates [Docket No. 25] (the “Disclosure Statement”),2 and (iii) ballots for voting on the Plan to holders of Claims in Class 3 (RBL Claims), Class 4 (Notes Claims and Mirada Claims), in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 1011532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”);
b.commenced, on September 30, 2020 (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;
1     Due to the large number of debtor entities in these chapter 11 cases, for which the Debtors have requested joint administration, a complete list of the debtor entities and the last four digits of their federal tax identification numbers are not provided herein.  A complete list of such information may be obtained on the website of the Debtors’ proposed claims and noticing agent at www.kccllc.net/oasis.  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  1001 Fannin Street, Suite 1500, Houston, Texas 77002.
2    Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply.
KE 71875222

c.Filed,3 on the Petition Date:
(i)the Plan and the Disclosure Statement;
(ii)the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Conditionally Approving the Disclosure Statement, (III) Establishing Plan and Disclosure Statement Objection and Related Procedures, (IV) Approving the Solicitation Procedures, (V) Approving the Combined Notice, and (VI) Conditionally Waiving the Requirements that the U.S. Trustee Convene a Meeting of Creditors and the Debtors File Schedules, SOFAs, and Rule 2015.3 Financial Reports [Docket No. 23] (the “Scheduling Motion”);
(iii)the Declaration of Michael Lou, Chief Financial Officer of Oasis Petroleum, Inc. In Support of Chapter 11 Petitions [Docket No. 26] (the “First Day Declaration”), detailing the facts and circumstances of these Chapter 11 Cases;
d.in accordance with the Scheduling Order, served, on or about September 30, 2020, as evidenced by the Solicitation Materials Affidavit (defined below), the Announcement of Restructuring Support Agreement, Summary of Plan of Reorganization, Information Regarding Key Dates and Certain Other Matters (the “Combined Notice”) on all known parties in interest, which informed recipients of (i) the commencement of these Chapter 11 Cases on September 30, 2020, (ii) the Debtors’ intention to request that the Court schedule a combined hearing to consider approval of the Disclosure Statement and confirmation of the Plan on November 10, 2020, subject to this Court’s availability (the “Combined Hearing”), (iii) the key terms of the Plan, including classification and treatment of Claims and Interests, (iv) key dates and information regarding approval of the Disclosure Statement and confirmation of the Plan and the Objection Deadline, (v) the methods by which parties may request copies of the Plan, Disclosure Statement, and Restructuring Support Agreement, and (vi) the full text of the release, exculpation, and injunction provisions set forth in the Plan;
e.in accordance with the Scheduling Order, served, on or about September 30, 2020, as evidenced by the Solicitation Materials Affidavit, the Notice of (I) Non-Voting Status to Holders or Potential Holders of Unimpaired Claims Conclusively Presumed to Accept the Plan and (II) Opportunity for Holders of Claims and Interests to Opt Out of the Third-Party Releases (the “Notice of Non-Voting Status and Opportunity to Opt Out”) on all holders or potential holders of Claims or Interests in non-voting Classes, which informed recipients of (i) their status as holders or potential holders of Claims or Interests in non-voting classes,
3    Unless otherwise indicated, use of the term “Filed” herein refers also to the service of the applicable document filed on the docket in these Chapter 11 Cases, as applicable.

(ii) provided the full text of the release, exculpation, and injunction provisions set forth in the Plan, (iii) included a form by which holders could elect to opt out of the Third-Party Release by checking a prominently featured and clearly labeled box, and (iv) enclosed a postage prepaid, return-addressed envelope in which holders could return their opt out elections to the Solicitation Agent;
f.in accordance with the Creditor Matrix Order, served on or about October 1, 2020, as evidenced by the Notice of Commencement Affidavit (defined below), the Notice of Chapter 11 Bankruptcy Case (the “Notice of Commencement”);
g.in accordance with the Scheduling Order, commenced solicitation and distributed on or about October 2, 2020, the Plan, the Disclosure Statement, and the ballots for voting on the Plan to holders of Claims in Class 8 (Interests in Oasis) in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules;
h.in accordance with the Scheduling Order and the Creditor Matrix Order, published, on October 5, 2020, the Notice of Commencement and the Notice of Commencement of Chapter 11 Bankruptcy Cases and Hearing on the Disclosure Statement and Confirmation of the Joint Prepackaged Chapter 11 Plan (the “Hearing Notice” and, together with the Notice of Commencement, the “Publication Notices”, and, together with the Combined Notice, and the Notice of Non-Voting Status and Opportunity to Opt Out, the “Notices”) in the Houston Chronicle, The New York Times, Browman County Pioneer, Burke County Tribune, El Paso Times, Glacier Reporter, McKenzie County Farmer, Midland ReporterTelegram, Mountrail County Promoter, Mouse River Journal, Northern Plains Independent, Pecos Enterprise, Sheridan County News, Sidney Herald, Monahans News, Wiliston Herald, and the Winkler County News, as evidenced by the Affidavits of Publication [Docket Nos. 157, 158, 159, 160, 161, 183, 184, 185, 186, 187, 188, 189, 190, 191, 192, 193, 194, 195, 196, 197, 198, 199] (collectively, the “Publication Affidavits”), which informed readers of (i) the commencement of these Chapter 11 Cases on September 30, 2020, (ii) the Debtors’ intention to request that the Court schedule the Combined Hearing, (iii) key dates and information regarding approval of the Disclosure Statement and confirmation of the Plan and the Objection Deadline, and (iv) the methods by which parties may request copies of the Plan, Disclosure Statement, and Restructuring Support Agreement;
i.filed, on October 8, 2020, the Certificate of Service [Docket Nos. 154, 245] (together with all the exhibits thereto and supplemental affidavits filed thereafter, the “Solicitation Materials Affidavit”);
j.filed, on October 8, 2020, the Certificate of Service [Docket Nos. 155, 171, 204, 244] (together with all the exhibits thereto and supplemental affidavits filed thereafter, the “Notice of Commencement Affidavit”);

k.served, on or about October 23, 2020, the Notice of (A) Executory Contracts and Unexpired Leases To Be Assumed or Assumed and Assigned By the Debtors Pursuant to the Plan and (B) Related Procedures In Connection Therewith (the “Cure Notice”), as evidenced by the Certificate of Service [Docket No. 230] (together with all the exhibits thereto, the “Cure Notice Affidavit” and, together with the Solicitation Materials Affidavit the Publication Affidavits, and the Notice of Commencement Affidavit, the “Affidavits”);
l.served, on or about October 30, 2020, the Order Establishing September 30, 2020 as the Record Date for Notice and Sell-Down Procedures for Trading in Certain Claims Against the Debtors’ Estates (the “Sell-Down Order”) [Docket No. 235], as evidenced by the Certificate of Service (together with all exhibits thereto, the “SellDown Affidavit”, and, together with the Solicitation Materials Affidavit the Publication Affidavits, the Notice of Commencement Affidavit, and the Cure Notice Affidavit, the “Affidavits”);
m.filed, on November 3, 2020, the Plan Supplement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 263] (as modified, amended, or supplemented from time to time, including, without limitation, by the Amended Plan Supplement (defined below), the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);
n.filed, on November 4, 2020, the Declaration of David Hartie of Kurtzman Carson Consultants LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Joint Pre-Packaged Chapter 11 Plan of Reorganization of McDermott International, Inc. and its Debtor Affiliates [Docket No. 269], which accounts for ballots received up to the Voting Deadline (the “Voting Report”);
o.filed, on November 6, 2020, the Declaration of Marc J. Brown in Support of Confirmation of the Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 276] (the “Brown Declaration”);
p.filed, on November 6, 2020, 2020, the Declaration of Chad Michael in Support of Confirmation of the Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 277] (the “Michael Declaration”);
q.filed, on November 6, 2020, the Declaration of Michael Lou, Chief Financial Officer of Oasis Petroleum Inc., in Support of Confirmation of the Joint Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 278] (the “Lou Declaration” and, together with the Brown and Michael Declaration, the “Declarations”);
r.filed, on November 6, 2020, the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates (Technical Modifications) [Docket No. 279] (the “Amended Plan”);

s.filed, on November 9, 2020, the Debtors’ Memorandum of Law in Support of an Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates [Docket No. 290] (the “Confirmation Brief”);
t.filed, on November 9, 2020, the Amended Plan Supplement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 291] (the “Amended Plan Supplement”); and
u.operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
The Court having:
a.entered, on September 30, 2020, the Order (I) Scheduling a Combined Disclosure Statement Approval and Plan Confirmation Hearing, (II) Conditionally Approving the Disclosure Statement, (III) Establishing Plan and Disclosure Statement Objection and Related Procedures, (IV) Approving the Solicitation Procedures, (V) Approving the Combined Notice, and (VI) Conditionally Waiving the Requirements that the U.S. Trustee Convene a Meeting of Creditors and the Debtors File Schedules, SOFAS, and Rule 2015.3 Financial Reports [Docket No. 51] (the “Scheduling Order”);
b.entered, on September 30, 2020, the Order (I) Authorizing the Debtors to Serve a Consolidated List of Creditors and a Consolidated List of the 30 Largest Unsecured Creditors, (II) Waiving the Requirement to File a List of Equity Security Holders, (III) Authorizing the Debtors to Redact Certain Personal Identification Information, and (IV) Granting Related Relief [Docket No. 54] (the “Creditor Matrix Order”)
c.set November 10, 2020, at 3:30 p.m. (prevailing Central Time), as the date and time for the Combined Hearing, pursuant to sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, as set forth in the Scheduling Order;
d.reviewed the Plan, the Disclosure Statement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Voting Report, the Combined Notice, the Affidavits, the Declarations, and all Filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and confirmation of the Plan, including all objections, statements, and reservations of rights;
e.held the Combined Hearing;
f.heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation;

g.considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation; and
h.taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.
NOW, THEREFORE, it appearing to the Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation having been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents Filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Combined Hearing establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:
FINDINGS OF FACT AND CONCLUSIONS OF LAW
IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:
A.Findings and Conclusions.
1.The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.
B.Jurisdiction, Venue, and Core Proceeding.
2.This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334. Consideration of whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). This Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code.
C.Eligibility for Relief.
3.The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.
D.Commencement and Joint Administration of these Chapter 11 Cases.
4.On the Petition Date, each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. In accordance with the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 41], these Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases. No statutory committee of unsecured creditors or equity security holders has been appointed pursuant to section 1102 of the Bankruptcy Code in these Chapter 11 Cases.
E.Modifications to the Plan.
5.Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims by agreement with holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter

11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.
F.Burden of Proof—Confirmation of the Plan.
6.The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.
G.Notice.
7.As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan, the Combined Hearing, and the opportunity to opt out of the ThirdParty Release, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan to all bondholders of record, the full creditor matrix, the Core/2002 list, and all equity holders of record. Further, the Publication Notices were published in the Houston Chronicle, The New York Times, Browman County Pioneer, Burke County Tribune, El Paso Times, Glacier Reporter, McKenzie County Farmer, Midland Reporter-Telegram, Mountrail County Promoter, Mouse River Journal, Northern Plains Independent, Pecos Enterprise, Sheridan County News, Sidney Herald, Monahans News, Wiliston Herald, and the Winkler County News, as evidenced by the Publication Affidavits, on October 5, 2020 in

compliance with Bankruptcy Rule 2002(I). Such notice was adequate and sufficient under the facts and circumstances of these Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and the Scheduling Order. No other or further notice is or shall be required.
H.Disclosure Statement.
8.The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).
I.Ballots.
9.The Classes of Claims and Interests entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”) are set forth below:

Class	Designation
3	RBL Claims
4	Notes Claims and Mirada Claims
8	Interests in Oasis

10.The form of ballots attached to the Scheduling Order as Exhibit 4, Exhibit 5A, Exhibit 5B, and Exhibit 5C, Exhibit 6A, Exhibit 6B, and Exhibit 6C (the “Ballots”) that the Debtors used to solicit votes to accept or reject the Plan from holders in the Voting Classes adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for holders in the Voting Classes to vote to accept or reject the Plan.
J.Solicitation.

11.As described in the Voting Report, the solicitation of votes on the Plan complied with the solicitation procedures set forth in Article IX of the Disclosure Statement (the “Solicitation Procedures”) and the Scheduling Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the registration requirements under the Securities Act.
12.As described in the Voting Report and the Solicitation Materials Affidavit, as applicable, prior to or following the Petition Date, the Plan, the Disclosure Statement, and the Ballots (collectively, the “Solicitation Packages”) were transmitted and served, including to all holders in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. No further notice is required.
13.As set forth in the Voting Report, the Solicitation Packages were distributed to holders in the Voting Classes that held a Claim or Interest as of September 15, 2020 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient.
14.The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for each holder in the Voting Classes to make an informed decision to accept or reject the Plan.

15.Under section 1126(f) of the Bankruptcy Code, holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 5 (General Unsecured Claims) (collectively, the “Unimpaired Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. Holders of Claims and Interests in Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests Other Than in Oasis) (the “Deemed Accepting/Rejecting Classes” and, together with the Unimpaired Classes, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan.
16.Nevertheless, the Debtors served the Combined Notice and the Notice of Non-Voting Status and Opportunity to Opt Out on the entire creditor matrix. The Notices adequately summarized the material terms of the Plan, including classification and treatment of claims and the release, exculpation, and injunction provisions of the Plan. Further, because the opt out form was included in both the Ballots and the Notice of Non-Voting Status and Opportunity to Opt Out, every known stakeholder, including unimpaired creditors and equity holders, was provided with the means by which they can opt out of the Third-Party Release, including pre-addressed prepaid return envelopes. The Debtors served the Combined Notice on all bondholders of record, the full creditor matrix, and all equity holders of record.
K.Voting.
17.As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the

Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.
L.Plan Supplement.
18.The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. The core notice parties and holders of Claims and Interests were provided due, adequate, and sufficient notice of the Plan Supplement.
M.Compliance with Bankruptcy Code Requirements-Section 1129(a)(1).
19.The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).
i.Proper ClassificationSections 1122 and 1123.
20.The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into 11 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

ii.Specified Unimpaired ClassesSection 1123(a)(2).
21.The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims, as applicable, in the following Classes are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Claims and Interests
1	Other Secured Claims
2	Other Priority Claims
5	General Unsecured Claims
6	Intercompany Claims
7	Intercompany Interests Other Than in Oasis
22.For the avoidance of doubt, holders of Intercompany Claims and Intercompany Interests Other Than in Oasis are Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired and deemed to reject the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Professional Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan, although these Claims are not classified under the Plan.
iii.Specified Treatment of Impaired ClassesSection 1123(a)(3).
23.The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Interests, as applicable, in the following Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Claims and Interests
3	RBL Claims
4	Notes Claims and Mirada Claims
6	Intercompany Claims
7	Intercompany Interests Other Than in Oasis
8	Interests in Oasis

24.For the avoidance of doubt, holders of Intercompany Claims and Intercompany Interests Other Than in Oasis are Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired and deemed to reject the Plan, and, in either event, are not entitled to vote to accept or reject the Plan.
iv.No DiscriminationSection 1123(a)(4).
25.The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.
v.Adequate Means for Plan ImplementationSection 1123(a)(5).
26.The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article IV and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the general settlement of Claims and Interests; (b) authorization for the Debtors and/or Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions, including, without limitation, any restructuring transaction steps set forth in the Plan Supplement, as the same may be modified or amended from time to time prior to the Effective Date; (c) the New Board shall be established and the Reorganized Debtors shall adopt the New Organizational Documents; (d) the funding and sources of consideration for the Plan distributions; (e) the approval of the Mirada Settlement Agreement; (f) the Debtors’ corporate existence; (g) the vesting of assets in the Reorganized Debtors; (h) cancellation of existing securities and agreements; (i) the authorization and approval of corporate actions under the Plan;

(j) the adoption of the New Organizational Documents; (k) indemnification obligations; (l) the appointment of the New Board; (m) the effectuation and implementation of documents and further transactions; (n) the application of section 1146(a); (o) the assumption of Debtors’ D&O Liability Insurance Policies; (p) the reservation of equity for future distribution in accordance with the terms and conditions of the Management Incentive Plan; (q) the assumption of all employee, wages, compensation, retention plans, and benefit programs; and (r) the preservation of the Causes of Action.
vi.Voting Power of Equity SecuritiesSection 1123(a)(6).
27.The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. In accordance with Article IV.J of the Plan, on or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, thereby satisfying section 1123(a)(6).
vii.Directors and OfficersSection 1123(a)(7).
28.The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article IV.L of the Plan, the identities of the members of the New Board and the officers of the Reorganized Debtors, to the extent known, are identified in Exhibit B of the Plan Supplement [Docket No. 263], which exhibit may be modified and/or supplemented prior to the Effective Date. The selection of the New Board and the officers of the Reorganized Debtors is consistent with the interests of all holders of Claims and Interests, and public policy.
viii.Impairment / Unimpairment of Classes-Section 1123(b)(1).
29.The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

ix.Assumption-Section 1123(b)(2).
30.The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides that all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (i) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (ii) previously expired or terminated pursuant to their own terms; (iii) have been previously assumed or rejected by the Debtors pursuant to a Final Order; (iv) are the subject of a motion to reject that is pending on the Effective Date; or (v) have an ordered or requested effective date of rejection that is after the Effective Date.
x.Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of ActionSection 1123(b)(3).
31.In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. In addition, the compromises and settlements embodied in the Plan and the negotiated support in the Restructuring Support Agreement preserve value by enabling the Debtors to avoid extended, valueeroding litigation that could delay the Debtors’ emergence from chapter 11. Instead of litigating with the Consenting RBL Lenders and the Consenting Noteholders over asserted claims and potential recoveries, these creditors are parties to the Restructuring Support Agreement, have supported and voted in favor of the Plan and its swift confirmation, the Consenting RBL Lenders consented to the use of cash collateral, the

Consenting Noteholders have agreed to a full equitization of outstanding Note Claims, and the RBL Lenders are providing a committed exit facility of up to $1.5 billion, with an initial borrowing base totaling up to $575 million—each of which provides significant value to the Debtors and their Estates. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.
32.Article VIII.C of the Plan describes certain releases granted by the Debtors (the “Debtor Release”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Release. Such release is a necessary and integral element of the Plan, and is fair, reasonable, and in the best interests of the Debtors, the Estates, and holders of Claims and Interests. Also, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the Claims released by the Debtor Release; (c) given, and made, after due notice and opportunity for hearing; and (d) a bar to any of the Debtors asserting any Claim or Cause of Action released by the Debtor Release.
33.The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to these Chapter 11 Cases. The Debtor Release for the Debtors’ current and former directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and these Chapter 11 Cases, actively participated in meetings and negotiations leading up to and during these Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization. The Debtor Release for the parties to the Restructuring Support Agreement (which has the broad support of parties across the Debtors’ capital structure), including the

Consenting RBL Lenders and the Consenting Noteholders, is appropriate because such parties supported, and provided valuable consideration in connection with, the Debtors’ restructuring pursuant to the Plan. The Debtor Release for the Notes Trustee is necessary and appropriate to afford the Consenting Noteholders with their bargained-for treatment under the Plan. The Consenting RBL Lenders are supporting these Chapter 11 Cases and the Reorganized Debtors by providing the DIP Facility and the Exit Facility, and the Consenting Noteholders have agreed to equitize their Claims to enable a deleveraging of the Debtors’ prepetition capital structure by approximately $1.8 billion. In addition, all of the Consenting Stakeholders have agreed to grant the Third-Party Release. Accordingly, each Released Party provided valuable consideration to the Debtors to facilitate the Debtors’ reorganization.
34.The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan.
35.Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release is an integral part of the Plan. Like the Debtor Release, the Third-Party Release facilitated participation in the Restructuring Support Agreement, the Plan, and the chapter 11 process generally. The Third-Party Release was a critical and integral component of the Restructuring Support Agreement and the creditors’ agreement to support the Plan thereby preventing significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release was a core negotiation point in connection with the Restructuring Support Agreement and instrumental in developing a Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third-

Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan.
36.The Third-Party Release is consensual as to all parties in interest, including all Releasing Parties, and such parties in interest were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to confirmation of the Plan, and received the Combined Notice and were properly informed that the Holders of Claims against or Interests in the Debtors that did not check the “Opt Out” box on the applicable Ballot or Opt Out Form and return it in advance of the Voting Deadline would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, and the Combined Notice. Further, members of a non-Voting Class and recipients of the Combined Notice also received a pre-addressed prepaid return envelope to facilitate the submission of any opt out election.
37.The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Combined Notice sent to holders of Claims and Interests, the Publication Notices published in the in the Houston Chronicle, The New York Times, Browman County Pioneer, Burke County Tribune, El Paso Times, Glacier Reporter, McKenzie County Farmer, Midland Reporter-Telegram, Mountrail County Promoter, Mouse River Journal, Northern Plains Independent, Pecos Enterprise, Sheridan County News, Sidney Herald, Monahans News, Wiliston Herald, and the Winkler County News, the Notice of Non-Voting Status and Opportunity to Opt Out sent to non-voting classes, and the Ballots sent to all holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. Such release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and all holders of Claims and Interests. Also, the Third-Party Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the claims released by the Third-Party Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.
38.The exculpation, described in Article VIII.E of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, and except as otherwise specifically provided in the Plan, each Exculpated Party has participated in these Chapter 11 Cases in good faith and is appropriately released and exculpated from any obligation (other than obligations under the Plan, the Plan Supplement, and this Confirmation Order), Cause of Action, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Plan, the Exit Facility, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for actual fraud and willful misconduct, is consistent with established practice in this jurisdiction and others.
39.The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.
40.Pursuant to Article IV.R of the Plan and in accordance with section 1123(b)(3)(B) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan, including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.
41.The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates to the extent provided in Article VIII.B of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien

Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and holders of Claims and Interests.
xi.Additional Plan Provisions-Section 1123(b)(6).
42.The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.
xii.Cure of Defaults-Section 1123(d).
43.Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. In accordance with Article V.C. of the Plan, the Debtors provided notices of proposed Cure amounts to the counterparties to the assumed Executory Contracts or Unexpired Leases. Unless otherwise agreed in writing by the parties in the applicable Executory Contract or Unexpired Lease, any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related Cure was required to be Filed, served, and actually received by the counsel to the Debtor no later than the date and time specified in such applicable notice. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or Cure amount is deemed to have assented to such assumption or Cure amount.
44.Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before fourteen (14) days after the Debtors provide such counterparty with a notice of the proposed Cure amount with respect to the applicable Executory Contract or Unexpired Lease. Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure amount. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.
M. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may agree. If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the applicable Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.
N.Debtor Compliance with the Bankruptcy Code-Section 1129(a)(2).

46.The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;
b.has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and
c.complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.
O.Plan Proposed in Good Faith-Section 1129(a)(3).
47.The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these Chapter 11 Cases, the Plan, the Restructuring Support Agreement, the process leading to Confirmation, including the overwhelming support of holders of Claims and Interests for the Plan, and the transactions to be implemented pursuant thereto. These Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.
48.The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Consenting RBL Lenders, and the Consenting Noteholders, among others. The Plan itself and the process leading to its formulation provides independent evidence of the

Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied.
P.Payment for Services or Costs and Expenses-Section 1129(a)(4).
49.The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.
Q.Directors, Officers, and Insiders-Section 1129(a)(5).
50.The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Reorganized Oasis’s initial directors and officers, to the extent known, have been disclosed at or prior to the Combined Hearing and, to the extent not known, will be determined in accordance with the Plan and the New Organizational Documents.  The proposed officers and directors for Reorganized Oasis are qualified, and their appointment to, or continuance in, such roles is consistent with the interests of Holders of Claims and Interests and with public policy.
R.No Rate Changes-Section 1129(a)(6).
51.Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.
S.Best Interest of Creditors-Section 1129(a)(7).

52.The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached as Exhibit C to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in affidavits filed in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated, on the Effective Date, under chapter 7 of the Bankruptcy Code.
T.Acceptance by Certain Classes-Section 1129(a)(8).
53.The Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code. Classes 1, 2, and 5 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes, Classes 3, 4, and 8 have all voted to accept the Plan. Holders of Claims and Interests in Classes 6 and 7 are Unimpaired and conclusively presumed to have accepted the Plan (to the extent Reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan.
U.Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code-Section 1129(a)(9).
54.The treatment of Allowed Administrative Claims, Professional Claims, and Priority Tax Claims under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

V.Acceptance by At Least One Impaired Class-Section 1129(a)(10).
55.The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, the Voting Classes, each of which is impaired, voted to accept the Plan by the requisite numbers and amounts of Claims and Interests, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.
W.Feasibility-Section 1129(a)(11).
56.The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in affidavits filed in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.
X.Payment of Fees-Section 1129(a)(12).
57.The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Y.Continuation of Employee Benefits-Section 1129(a)(13).
58.The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.Q of the Plan provides that all Compensation and Benefits Programs shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans. From and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, shall continue to be paid in accordance with applicable law.
Z.Non-Applicability of Certain Sections-Sections 1129(a)(14), (15), and (16).
59.Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.
AA.Only One Plan-Section 1129(c).
60.The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan Filed in each of these Chapter 11 Cases.
BB.Principal Purpose of the Plan-Section 1129(d).
61.No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.
CC.Good Faith Solicitation-Section 1125(e).
62.The Debtors and their agents have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e), and in a manner consistent with the Disclosure

Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation provisions set forth in Article VIII.E of the Plan.
63.The Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties nor individuals nor the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.
DD.Satisfaction of Confirmation Requirements.
64.Based on the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.
EE.Likelihood of Satisfaction of Conditions Precedent to the Effective Date.
65.Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.
FF.Implementation.
66.All documents necessary to implement the Plan and all other relevant and necessary documents (including the Restructuring Support Agreement, the Exit Facility Documents, the Registration Rights Agreement, the New Warrants Agreement, and the New Organizational Documents) have been negotiated in good faith and at arm’s-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law.
GG.Disclosure of Facts.
67.The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Exit Facility, the Registration Rights Agreement, the New Warrants Agreement, and the New Organizational Documents, and the fact that each applicable Debtor will emerge from its Chapter 11 Case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.
HH.Good Faith.
68.The Debtors and their respective directors, officers, management, counsel, advisors, and other agents have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. Accordingly, the Debtors or the Reorganized Debtors, as appropriate, and their respective officers, directors, and advisors have been, are, and will continue to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the Exit Facility, the Registration Rights Agreement, the New Warrants Agreement, and the New Organizational Documents, and the other Restructuring Transactions.
II.Essential Element of the Plan.
69.The Exit Facility and Exit Facility Documents are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The Debtors have exercised sound business judgment in deciding to pursue and enter into the Exit Facility and have provided adequate notice thereof. The Exit Facility was negotiated in good faith and at arm’s length among the Debtors and the Exit Facility Agent and Exit Facility Revolving Lenders, and any credit extended and loans made to the Reorganized Debtors by the Exit Facility Revolving Lenders and any fees and expenses paid thereunder are deemed to have been extended, issued, and made in good faith. The Debtors have provided sufficient and adequate notice of the material terms of the Exit Facility to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of any of the Exit Facility Documents and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.
JJ.Findings in Support of Mirada Settlement.
70.In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Mirada Settlement Agreement, the provisions of the Mirada Settlement Agreement constitute a good faith compromise and settlement and achieve a beneficial and efficient resolution of the Chapter 11 Cases for all parties in interest. Accordingly, this Confirmation Order shall constitute the Court’s approval of the Mirada Settlement Agreement as well as a finding by the Court that the Mirada Settlement Agreement is in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests and are fair, equitable, and reasonable.
71.Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the

Confirmation Hearing and the full record of the Chapter 11 Cases, this Confirmation Order constitutes the Court’s approval of the Mirada Settlement Agreement incorporated in the Plan and this Confirmation Order, because, among other things: (a)  the Mirada Settlement Agreement reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Mirada Settlement Agreement, there is a likelihood of complex and protracted litigation involving, among other things, the Settlements, with the attendant expense, inconvenience, and delay that have a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Mirada Settlement Agreement, including the Debtors and Mirada are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Mirada Settlement Agreement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Mirada Settlement Agreement is fair, equitable, and reasonable and in the best interests of the Debtors, Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and are essential to the successful implementation of the Plan. Further, the failure to implement the Mirada Settlement Agreement would impair the Debtors’ ability to confirm and implement the Plan. Based on the foregoing, the Mirada Settlement Agreement satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.
ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:
1.Disclosure Statement. The Disclosure Statement is approved in all respects.
2.Ballots. The forms of Ballots attached to the Scheduling Motion as Exhibit 4 (RBL Ballot), Exhibit 5A (Noteholder Master Ballot), Exhibit 5B (Noteholder Beneficial Ballot), Exhibit 5C (Mirada Ballot), Exhibit 6A (Interests in Oasis Ballot), Exhibit 6B (Interests in Oasis Master Ballot), and Exhibit 6C (Interests in Oasis Beneficial Ballot) complied with the Scheduling Order.
3.Solicitation Procedures. The Solicitation Procedures utilized by the Debtors for distribution of the Solicitation Packages, as set forth in the Disclosure Statement, the Scheduling Motion, the Confirmation Brief, and the Voting Report, in soliciting acceptances and rejections of the Plan satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules complied with the Scheduling Order.
4.Notices. The publication and service of the Notices is deemed to be sufficient and appropriate under the circumstances. The form of the Combined Notice attached as Exhibit 1 to the Scheduling Order, the Notice of Non-Voting Status and Opportunity to Opt Out, substantially in the form attached as Exhibit 2 to the Scheduling Order, and the Hearing Notice, substantially in the form attached as Exhibit 3 to the Scheduling Order, and service thereof satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules complied with the Scheduling Order.
5.Voting Record Date. September 15, 2020, as the Voting Record Date, and November 2, 2020, as the Voting Deadline, satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules complied with the Scheduling Order with respect to the solicitation of votes to accept, and voting on, the Plan.

6.Tabulation Procedures. The procedures used for tabulations of votes to accept or reject the Plan as set forth in the Scheduling Motion, the Voting Report, and the Ballots satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules complied with the Scheduling Order.
7.Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Confirmation Order.
8.Objections. All objections and all reservations of rights pertaining to approval of the Disclosure Statement and Confirmation of the Plan that have not been withdrawn, waived, or settled are overruled on the merits.
9.Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan.
10.No Action Required. Under the provisions of the Delaware General Corporation Law, including section 303 thereof, and the comparable provisions of the Delaware Limited Liability Company Act, and the Texas Business Organizations Code, including section 101.606 thereof, and section 1142(b) of the Bankruptcy Code, no action of the respective directors, equity holders, managers, or members of the Debtors is required to authorize the Debtors to enter into, execute, deliver, File, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Exit Facility, the Registration Rights Agreement, the

New Warrants Agreement, and the New Organizational Documents, and the appointment and election of the members of the New Board and the officers, directors, and/or managers of each of the Reorganized Debtors.
11.Binding Effect. Subject to Article IX.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether holders of such Claims or Interests have, or are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.
12.Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan or Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

13.Effectiveness of All Actions. Subject to any consultation, consent and similar rights set forth in the Plan or Restructuring Support Agreement, all actions contemplated by the Plan, including all actions in connection with the Exit Facility, the Registration Rights Agreement, the New Warrants Agreement, and the New Organizational Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.
14.Restructuring Transactions. Subject to any consultation, consent and similar rights set forth in the Plan or Restructuring Support Agreement, the Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Restructuring Support Agreement, the Exit Facility Documents, the New Organizational Documents, the Registration Rights Agreement, the New Warrants Agreement, and/or the Plan, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in any exhibit to the Plan Supplement), and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan or Plan Supplement. Any transfers of assets, Claims, or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each

Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.
15.Cancellation of Existing Securities and Agreements. On the Effective Date, except with respect to Liens securing the RBL Claims and the Exit Facility and except to the extent otherwise provided in the Plan, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, Securities, and other documentation will have no rights arising from or relating to such instruments, Securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI the Plan, the DIP Credit Agreement, the RBL Credit Agreement, and the Notes Indentures shall continue in effect solely to the extent necessary to: (1) permit holders of Claims under the DIP Credit Agreement, the RBL Credit Agreement, and the Notes Indentures to receive their respective distributions pursuant to the Plan; (2) permit the Reorganized Debtors and the Disbursing Agent, as applicable, to make distribution on account of the Allowed Claims under the DIP Credit Agreement, the RBL Credit Agreement, and the Notes Indentures, as applicable; and (3) permit each of the DIP Agent, the RBL Agent and the Notes Trustee to seek compensation and/or reimbursement of fees and expenses in accordance with the terms of the Plan or this Confirmation Order. Except as provided in the Plan

(including Article VI the Plan), on the Effective Date, the DIP Agent, the RBL Agent, and the Notes Trustee, and their respective agents, successors, and assigns, shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement, the RBL Credit Agreement, and the Notes Indentures, as applicable. The commitments and obligations (if any) of the holders of the Notes and the lenders under the DIP Credit Agreement and the RBL Credit Agreement to extend any further or future credit or financial accommodations to any of the Debtors, any of their respective subsidiaries or any of their respective successors or assigns under the DIP Credit Agreement, the RBL Credit Agreement, and the Notes Indentures, as applicable, shall fully terminate and be of no further force or effect on the Effective Date. Notwithstanding anything to the contrary in the Plan or in the Restructuring Support Agreement, in no event will the loans under the RBL Credit Agreement be cancelled or satisfied or repaid in full as a result of the implementation of the Plan, and instead, the loans under the RBL Credit Agreement will be restructured as loans under the Exit Facility Credit Agreement as set forth herein and therein, and the Liens securing the RBL Credit Facility shall be retained by the Exit Facility Agent to secure the Exit Facility.
16.Distributions. The procedures governing distributions contained in Article VI of the Plan shall be, and hereby are, approved in their entirety.
17.Preservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.
18.The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the

Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
19.The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.
20.Subordination. Pursuant to section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

21.Release of Liens. Except with respect to the Liens securing the RBL Credit Facility, which Liens shall be retained by the Exit Facility Agent to secure the Exit Facility, or as otherwise provided in the Exit Facility Documents, the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.
22.To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such holder’s behalf.
23.Exit Facility. On and as of the Effective Date, (a) the Reorganized Debtors shall enter into the Exit Facility by executing and delivering the Exit Facility Documents, (b) all RBL Lenders shall be deemed to be parties to, and bound by, the Exit Facility Credit Agreement, without the need for execution thereof by any such applicable RBL Lender, (c) Reorganized Oasis shall be deemed to have borrowed the available Exit Facility Revolving Loans on the terms and conditions set forth in the Exit Facility Documents, which loans will be guaranteed by each of the other Reorganized Debtors in accordance with the Exit Facility Documents, (d) Reorganized Oasis shall be deemed to have borrowed 100% of the Second Out Term Loans which loans will be guaranteed by each of the other Reorganized Debtors in accordance with the Exit Facility Documents, and (e) the Exit Facility Revolving Lenders shall provide commitments in accordance with the Exit Facility Commitment Letter.
24.To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the Exit Facility (including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents and agreements necessary or appropriate to pursue or obtain the Exit Facility, including the Exit Facility Documents, and incur and pay any fees and expenses in connection therewith, and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors or the Reorganized Debtors, as applicable, may deem to be necessary to consummate the Exit Facility.
25.As of the Effective Date, the Liens securing the RBL Credit Facility shall be retained, deemed assigned to the Exit Facility Agent to secure the Exit Facility, and shall constitute valid, binding, enforceable, and automatically perfected Liens in the collateral specified in the Exit Facility Documents. To the extent provided in the Exit Facility Documents, the Exit Facility Agent or holder(s) of Liens under the Exit Facility Documents are authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The guarantees, mortgages, pledges, Liens, and other security interests retained and/or granted to secure the obligations arising under the Exit Facility Documents have been retained and/or granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law, and the priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents. The Reorganized Debtors and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.
26.New Organizational Documents. The terms of the New Organizational Documents attached to the Plan Supplement as Exhibit A are approved in all respects. The obligations of the applicable Reorganized Debtors related thereto will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state or country of organization if and to the extent required in accordance with the applicable laws of the respective state or country of organization. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the New Organizational Documents.
27.The New Warrants. The terms of the New Warrants attached to the Plan Supplement as Exhibit F are approved in all respects. On the Effective Date, Reorganized Oasis will issue the New Warrants only to the extent required to provide for distributions to holders of Interests in Oasis as contemplated by the Plan. All of the New Warrants issued pursuant to the Plan shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable. Any New Common Stock issued upon the exercise of the New Warrants shall be subject to dilution on account of the Management Incentive Plan.
28.Mirada Settlement Agreement. The Mirada Settlement Agreement attached to the Plan Supplement as Exhibit H is hereby approved pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the mutual compromises described in Article IV.E of the Plan, the Mirada Settlement Agreement, among other things, is:  (a) an integral element of the Plan; (b) fair and equitable; (c) in the best interest of the Debtors’ Estates; (d) falls well above the lowest point in the range of reasonableness with respect to all litigation related to the Mirada Settlement Agreement; and (e) consistent with sections 105 and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law. The Mirada Settlement Agreement is appropriate in light of the facts and circumstances, is in the best interests of, and confers material benefits on, the Debtors, the Debtors’ Estates, and the Holders of Claims and Interests. The Debtors or the Reorganized Debtors are authorized and ordered to implement and consummate the Mirada Settlement

Agreement and are authorized to execute and deliver all necessary documents or agreements required to perform their obligations thereunder.
29.Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.
30.Treatment of Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan provides for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan and are in the best interests of the Debtors, their Estates, holders of Claims or Interests, and other parties in interest in these Chapter 11 Cases.
31.Assumption of Contracts and Leases. On the Effective Date, except as otherwise provided in Article V.H.1 and elsewhere in the Plan, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that are: (1) identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) previously expired or terminated pursuant to their own terms; (3) have been previously assumed or rejected by the Debtors pursuant to a Final

Order; (4) are the subject of a motion to reject that is pending on the Effective Date; or (5) have an ordered or requested effective date of rejection that is after the Effective Date.
32.Entry of this Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.
33.To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time up to forty-five (45) days after the Effective Date, so long as such allocation, amendment, modification, or supplement is consistent with the Restructuring Support Agreement.
34.Indemnification. All indemnification provisions currently in place (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) as of the Petition Date for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall, to the fullest extent permitted by applicable law, be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Effective Date.
35.Directors’ and Officers’ Liability Insurance. Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance

Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.
36.In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.
37.Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.
38.Professional Compensation. All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Amount on the Effective Date.
39.Post-Confirmation Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
40.Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.
a.Discharge of Claims and Termination of Interests.
41.Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Definitive Documents, the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. This Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests (other than the Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan.
b.Release of Liens.
42.Except with respect to the Liens securing the RBL Credit Facility, which Liens shall be retained by the Exit Facility Agent to secure the Exit Facility, or as otherwise provided in the Exit Facility Documents, the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.
43.To the extent that any holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such holder (or the agent for such holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors, or Exit Facility Agent that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such holder’s behalf.
c.Releases by the Debtors.

44.Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against or Interest in a Debtor or other Entity, or that any holder of any Claim against or Interest in a Debtor or other Entity could have asserted on behalf of the Debtors, based on or relating to or in any manner arising from in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the Exit Facility, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the Exit Facility, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-

Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility) executed to implement the Plan or the Restructuring Transactions or (b) any individual from any Claim or Cause of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.
45.Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Releasing Parties, including, without limitation, the Releasing Parties’ contribution to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for a hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.
d.Releases by the Releasing Parties.
46.As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, the Reorganized Debtors, or the Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to or in any manner arising from, in whole or in part, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Restructuring Support Agreement, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the Exit Facility, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the DIP Facility, the Plan, the Plan Supplement, the Exit Facility, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations (including any obligations Reinstated pursuant to the Plan) of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility) executed to implement the Plan or the Restructuring Transactions or (b) any individual from any claim or Cause of Action related to an act or omission that is determined in a Final Order by a court competent jurisdiction to have constituted actual fraud or willful misconduct.
47.Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual, (b) essential to the confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.
e.Exculpation.
48.Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the DIP Facility, the Exit Facility, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement, the DIP Facility, the Exit Facility, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted willful misconduct or actual fraud. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above do not exculpate any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility) executed to implement the Plan.
f.Injunction.
49.Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any party or entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Plan Supplement and the Exit Facility) executed to implement the Plan.
50.Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Disbursing Agent, and any applicable withholding agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, such parties shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors and Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and similar spousal awards, Liens, and encumbrances.
51.Exemption from Transfer Taxes. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, equity Security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit Facilities; or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
52.Certain SEC Matters. Notwithstanding any provision herein to the contrary, no provision of the Plan, or this Confirmation Order, (i) releases any non-debtor person or entity (including any Released Party) from any Claim or cause of action of the United States Securities and Exchange Commission (the “SEC”); or, (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, causes of action, proceedings, or investigations against any non-debtor person or entity (including any Released Party) in any forum.
53.Certain Governmental Matters. Nothing in the Plan, this Confirmation Order, or the Plan Supplement discharges, releases, precludes, or enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. § 101(5) (“Claim”); (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date: (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner or operator of property after the Confirmation Date; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors or Reorganized Debtors. Nor shall anything in the Plan, this Confirmation Order, or the Plan Supplement enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence.  Notwithstanding any provision of the Plan, this Confirmation Order, or the Plan Supplement, the United States' setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and recoupment rights, shall be preserved and are unaffected.  Nothing in the Plan, this Confirmation Order, or the Plan Supplement shall authorize the Debtors or Reorganized Debtors to abandon any real property or wells.  Nothing in the Plan, this Confirmation Order, or the Plan Supplement divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret the Plan, this Confirmation Order, or the Plan Supplement or to adjudicate any defense asserted under the Plan, this Confirmation Order, or the Plan Supplement. Nor shall anything in the Plan, this Confirmation Order, or the Plan Supplement affect the rights of the United States (including any agencies or subagencies thereof) shall (1) be construed as a compromise or settlement of any claim, interest or cause of action of the United States; or (2) affect the entitlement of the United States to the payment of interest on its Allowed Claims.  Moreover, nothing in the Plan, this Confirmation Order, or the Plan Supplement shall affect the treatment of any interest in contracts, leases, covenants, operating rights agreements, rights-of-use and easement, and rights-of-way or other interests or agreements (a) with the federal government; (b) involving (i) federal land or minerals or (ii) lands or minerals held in trust for federally-recognized Indian tribes or Indian individuals (“Indian Landowners”); or (c) held by such Indian Landowners in fee with federal restriction on alienation. For the avoidance of doubt, all interests described in the preceding sentence shall be referred to collectively as “Federal Leases”.
54.For the avoidance of doubt and without limiting the foregoing, any assignment and/or transfer of any interests in the Federal Leases will be ineffective absent the consent of the United States.  Nothing in the Plan, this Confirmation Order, or the Plan Supplement, shall be interpreted to set cure amounts or require the United States to novate, approve or consent to the sale, assignment and/or transfer of any interests in the Federal Leases except pursuant to existing regulatory requirements and applicable law. Upon the assumption of any Federal Leases, the Debtors and Reorganized Debtors shall be obligated to satisfy all due and owing obligations under any assumed Federal Leases and nothing in the Plan, this Confirmation Order, or the Plan Supplement, or the occurrence of the Effective Date, shall constitute a waiver or impairment of such obligations.
55.Moreover, nothing in the Plan, this Confirmation Order, or the Plan Supplement shall be interpreted to release the Debtors or Reorganized Debtors from any reclamation, plugging and abandonment, or other operational requirement under applicable Federal law; to address or otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases, as determined by the United States, that must be met by the Debtors, Reorganized Debtors, or their successors and assigns on the Federal Leases going forward; or to impair audit rights.  In addition, nothing in the Plan, this Confirmation Order, or the Plan Supplement nullify the United States’ right to assert, against the Debtors, Reorganized Debtors, and their estates, any decommissioning liability and/or claim arising from the Debtors’ or Reorganized Debtors’ interest in any Federal Lease not assumed by the Debtors or Reorganized Debtors.  Notwithstanding any provision to the contrary in the Plan, this

Confirmation Order, or the Plan Supplement the United States will retain and have the right to audit and/or perform any compliance review and, if appropriate, collect from the Debtors, Reorganized Debtors, and/or their successor(s) and assign(s) in full any additional monies owed by the Debtors or Reorganized Debtors prior to the assumption and/or assignment of the Federal Leases without those rights being adversely affected by these Chapter 11 Cases. Such rights shall be preserved in full as if this bankruptcy had not occurred. The Debtors, Reorganized Debtors, and their successors and assigns, will retain all defenses and/or rights, other than defenses and/or rights arising from these bankruptcy proceedings, to challenge any such determination: provided, however, that any such challenge, including any challenge associated with these Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by the Department of the Interior. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996, 30 U.S.C. § 1702, et seq.
56.Certain Dakota Access LLC Matters. Oasis Petroleum Marketing LLC, Oasis Petroleum Inc., Dakota Access, LLC (“Dakota Access”), and Energy Transfer Crude Oil Company, LLC (“ETCOC” and, together with Dakota Access, the “Carriers”) are parties to a Letter Agreement dated September 15, 2020 (the “Letter Agreement”), which states the terms under which Carriers would be willing to reassess, pursuant to the discretion afforded to Carriers in the TSAs (defined below) certain credit enhancements provided by Oasis Petroleum Marketing LLC in relation to (1) that certain Transportation Services Agreement, effective November 23, 2016, by and between Oasis Petroleum Marketing LLC and Carriers (as amended, modified, altered, and/or supplemented, the “2016 TSA”), and (2) that certain Transportation

Services Agreement, effective February 10, 2019, by and between Oasis Petroleum Marketing LLC and Carriers (as amended, modified, altered, and/or supplemented, the “2019 TSA” and, together with the 2016 TSA, the “TSAs”).
57.In accordance with the Letter Agreement: (1) Oasis Petroleum Marketing LLC and Oasis Petroleum Inc. are hereby authorized and directed to assume, and by entry of this Confirmation Order are deemed to have assumed, the Letter Agreement, the 2016 TSA, and the 2019 TSA pursuant to 11 U.S.C. § 365(a); and (2) the Plan is hereby modified to state that Oasis Petroleum Inc. expressly reaffirms the terms of the Guarantee dated as of September 15, 2020 (the “Guarantee”) made by Oasis Petroleum Inc. in favor of the Carriers. The Letter Agreement, the TSAs, and the Guarantee shall not be rejected, assigned, amended, or modified as part of the Debtors’ Chapter 11 Cases and shall remain in full force and effect on and after the Effective Date in accordance with their respective terms.
58.Certain Matters Concerning the Hess Corporation. Notwithstanding anything in the Plan, this Confirmation Order, the Plan Supplement, or any other order of the Bankruptcy Court, nothing in the Plan, this Confirmation Order, the Plan Supplement, or any other order of the Bankruptcy Court, the Claims of the Hess Corporation, Hess Bakken Investments II, LLC, and of any of their respective affiliates’ and subsidiaries’ (collectively, “Hess”) shall be Reinstated pursuant to the Plan. Hess shall be deemed to have opted out of the Third-Party Release.
59.For the avoidance of doubt, any interests that Hess, the Debtors, or the Reorganized Debtors may have in (a) any amounts that the Debtors overcharged or underpaid Hess as determined through audits that Hess would be entitled to collect from the Debtors, or vice versa; and (b) any outstanding revenue or payments that the Debtors may owe, either directly or indirectly to Hess, or vice versa, on account of any royalty, mineral, and/or working interest relationships shall not be modified or affected by the Plan, this Confirmation Order, the Plan Supplement, or any other order of the Bankruptcy Court; provided that all rights and defenses of Hess, the Debtors, and the Reorganized Debtors under non-bankruptcy law are reserved and preserved with respect to such matters.
60.Certain Matters Concerning Argonaut Insurance Company. Notwithstanding anything in the Plan or in this Confirmation Order to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ Surety Bonds with Argonaut Insurance Company (including without limitation those identified in the Surety Bond Schedule attached as Exhibit A to the Debtors’ Amended Emergency Motion For Entry of Interim and Final Order (I) Authorizing the Debtors to Continue Their Surety Bond Program and (II) Granting Related Relief [Docket No. 49]) pursuant to section 365(a) of the Bankruptcy Code as of the Effective Date. Entry of this Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s foregoing assumption of each of the Surety Bonds. Notwithstanding anything to the contrary contained in the Plan or in this Confirmation Order to the contrary, Confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations associated with the Surety Bonds, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.
61.Certain Matters Concerning Mountrail-Williams Electric Cooperative. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, neither the Plan nor the Confirmation Order shall have any effect on any security interests and rights of offset of Mountrail-Williams Electric Cooperative (“Mountrail-Williams”) with respect to those capital credits the Debtors have and will continue to earn with Mountrail-Williams under applicable law and contract; provided that the non-bankruptcy rights of the Debtors and Reorganized Debtors are fully reserved with respect to such matters.
62.Certain Matters Concerning the Texas Taxing Authority. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Claims of the Texas Taxing Authorities4 (the “Texas Taxing Authority Claims”), (a) to the extent the Texas Property Tax Code provides for interest and/or penalties with respect to any portion of the Texas Taxing Authority Claims, such interest and/or penalties shall be included in the Texas Taxing Authority Claims, (b) the liens securing the Texas Taxing Authority Claims shall be retained until the applicable Texas Taxing Authority Claims are paid in full, and (c) the Debtors or the Reorganized Debtors, as applicable, shall pay Allowed Texas Taxing Authority Claims on the later of (i) the date the Texas Taxing Authority Claims become due pursuant to the Texas Property Tax Code and in the ordinary course of business (subject to any applicable extensions, grace periods, or similar rights under the Texas Property Tax Code) and (ii) the Effective Date (or as soon as reasonably practicable thereafter). All rights and defenses of the Debtors and the Reorganized Debtors under non-bankruptcy law are reserved and preserved with respect to such Texas Taxing Authority Claims.
4     Midland County, Kermit Independent School District, Wink-Loving Independent School District Luling ISD (Caldwell County), Colorado CAD Tax Office, Fayette CAD Tax Office, Kendall CAD Tax Office, Kerr County Tax Office, Kerrville ISD Tax Office, Spring Independent School District, Harris County Municipal Utility District #36, Needville Independent School District, Fort Bend County, Harris County, Loving County, Ward County, and Winkler County (collectively, the “Texas Taxing Authorities”).

63.Certain Texas Taxing Authority Liens. Notwithstanding any provision of the DIP Orders,5 any liens currently held by Fort Bend County, Harris County, Loving County, Ward County, and Winkler County or which shall arise during the course of these Chapter 11 Cases pursuant to applicable non-bankruptcy law, shall neither be primed by nor subordinated to any liens granted pursuant to the DIP Documents (as defined in the Interim DIP Order), the DIP Orders, or this Confirmation Order.
64.Certain Matters Concerning the Railroad Commission of Texas. Nothing in this Confirmation Order, Plan, or any Plan Supplement releases, nullifies, precludes or enjoins the enforcement of any police or regulatory liability to the Railroad Commission of Texas (“RRC”) arising from or related to the enforcement of any applicable police or regulatory law or regulation to which any entity would be subject to as the owner or operator of property from and after the Effective Date of the Plan. Nothing in this Confirmation Order, Plan, or Plan Supplement authorizes the transfer or assignment of any governmental (a) license, (b) permit, (c) registration, (d) authorization or (e) approval, or the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements and approvals under police and regulatory law.
65.Certain Matters Concerning Burlington Resources. Notwithstanding any other language in the Plan or this Confirmation Order, all agreements and forced unit orders between the Debtors, on one hand, ConocoPhillips Company (“COPC”), Burlington Resources Oil & Gas Company LP (“Burlington”), and Phillips Petroleum Company (“Phillips”) on the other hand, including but not limited to all agreements listed in the Cure Notices, (the "COPC Affiliate
5     As defined in the Interim Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (D) Granting Adequate Protection to the Secured Parties, (E) Modifying the Automatic Stay, (F) Scheduling a Final Hearing, and (G) Granting Related Relief [Docket No. 73] (the “Interim DIP Order”).

Contracts") are expressly assumed by the Reorganized Debtors on the Effective Date, unless expressly rejected at or prior to confirmation in accordance with the Plan.  Debtors agree to pay the cure amount of $656,200.76 within 10 business days from the Effective Date for unpaid joint interest billings through September 30, 2020, with further amounts accruing post-petition to be satisfied in the ordinary course of business.  All rights and obligations, to the extent not previously satisfied, under the COPC Affiliate Contracts shall be fully preserved and unimpaired, including applicable rights, security interests, and obligations under non-bankruptcy law.
66.Certain Matters Concerning XTO Energy Inc. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the terms of these paragraphs shall govern the treatment of XTO Energy Inc., XH LLC, XTO Holdings LLC, ExxonMobil Corporation, Exxon Mobil Oil Corporation, and Mobil Exploration and Producing, as well as any parent, subsidiary or any affiliate of any of such entities (collectively, the “XTO Entities”). As a result, the XTO Pleadings,6 are consensually resolved and to the extent not previously withdrawn from the docket, are hereby deemed withdrawn.
67.Upon the occurrence of the Effective Date, nothing contained in this Confirmation Order or the Plan shall act to extinguish, impair, alter or stay the XTO Entities’ netting rights (whether based on setoff or recoupment) as to any transactions, events or matters occurring either prior to or after the Effective Date; provided, that the Debtors and/or Reorganized Debtors retain all rights and defenses in relation to the XTO Entities’ netting rights.
68.Any Class 1 “Other Secured Claim” or Class 5 “General Unsecured Claim” held by any of the XTO Entities shall be Reinstated. No Cure amount is determined by this
6     XTO’s Motion for Relief From the Automatic Stay And/Or the Plan Injunction [Docket No. 250], XTO’s Objection to the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 251], and the Objection of the XTO Entities to Notice of (A) Executory Contracts and Unexpired Leases to be Assumed or Assumed and Assigned by the Debtors Pursuant to the Plan and (B) Related Procedures in Connection Therewith [Docket No. 253] (collectively, the “XTO Pleadings”).

Confirmation Order and the rights of the XTO Entities, the Debtors and the Reorganized Debtors with respect to the determination of any Cure amount are fully preserved.
69.The XTO Entities shall be deemed to have opted out of the Third-Party Releases contained in Article VIII.D of the Plan.
70.Certain Matters Concerning Andeavor Logistics, LP. Nothing in this Confirmation Order, the Plan or Disclosure Statement, shall release, discharge, waive, modify or amend obligations, terms, or amounts that are  unliquidated as of the Petition Date or due on or after the Petition Date, including but not limited to any minimum volume commitments, regarding any agreements between: (i) the Debtors or the Reorganized Debtors; and (ii) MPLX LP, Andeavor Logistics, LP, Andeavor Field Services, LLC or QEP Field Services (d/b/a Tesoro Logistics Rockies), with all parties reserving their rights under such contracts and agreements; provided, that any liquidated amounts due and owing before the Petition Date shall be deemed fully satisfied through the Debtors' assumption of the contracts and agreements and the payment of an agreed cure, if any.
71.Certain Matters Concerning Kyle Harris.  Oasis Petroleum, Inc. and Kyle Harris are parties (together, the “Parties”) to that certain lawsuit titled Kyle Harris v. MCL Consulting, LLC, et al, Cause No. 53-2015-cv-00360 (the “North Dakota State Action”), seeking to recover damages for certain claims (the “North Dakota State Action Claims”).  The Parties hereby agree that pursuant the Plan, the North Dakota State Action Claims are to be adjudicated, resolved, and liquidated in a non-bankruptcy forum post-Effective Date.  If the Dakota State Action results in a final judgment (or a series of final judgments) (each, a “Judgment”) by a court of competent jurisdiction that results in a liability owed by Oasis Petroleum, Inc., such Judgments shall be Reinstated (as used in and defined in the Plan), and not impaired, in accordance with the Plan.  In furtherance of the above, and notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Parties hereby expressly reserve all causes of action, rights, defenses, claims, counterclaims, and other similar privileges against the other Party related to or in connection with the Dakota State Action and are not releasing the other Party under the Plan.
72.Certain Matters Concerning Hipolito Rodriguez.  Oasis Petroleum, Inc. and Hipolito Rodriguez are parties (together, the “Parties”) to that certain lawsuit titled Hipolito Rodriquez v. Oasis Petroleum North America, LLC, et al, Cause No. 1:20-cv000111 (the “North Dakota Federal Action”), seeking to recover damages for certain claims (the “North Dakota Federal Action Claims”).  The Parties hereby agree that pursuant the Plan, the North Dakota Federal Action Claims are to be adjudicated, resolved, and liquidated in a non-bankruptcy forum post-Effective Date.  If the Dakota Federal Action results in a final judgment (or a series of final judgments) (each, a “Judgment”) by a court of competent jurisdiction that results in a liability owed by Oasis Petroleum, Inc., such Judgments shall be Reinstated (as used in and defined in the Plan), and not impaired, in accordance with the Plan.  In furtherance of the above, and notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Parties hereby expressly reserve all causes of action, rights, defenses, claims, counterclaims, and other similar privileges against the other Party related to or in connection with the Dakota Federal Action and are not releasing the other Party under the Plan.
73.Certain Provisions Regarding WesternGeco and the TGS Entities.  Nothing in the Plan, Plan Supplement, any Assumed Executory Contracts and Unexpired Leases Schedule, any Rejected Executory Contract and Unexpired Leases Schedule, any Cure Notice, this Confirmation Order, or otherwise shall be construed as authorizing, permitting, causing or resulting in:  (i) the transfer of any seismic, geological or geophysical data, derivatives or interpretations thereof, or intellectual property (collectively the “Materials”) owned by WesternGeco LLC, or  its affiliates (“WesternGeco”) and/or by TGS-NOPEC Geophysical Company ASA and its subsidiaries, TGSNOPEC Geophysical Company, and A2D Technologies, Inc., d/b/a TGS Geological Products and Services (collectively, the “TGS Entities”); or (ii) the assumption, assumption and assignment, rejection, modification or release (including with respect to any change of ownership or control provisions) of any master license agreement, license agreement and/or supplemental or related agreements between WesternGeco and any Debtor (the “WesternGeco Agreements”) and/or between the TGS Entities and any Debtor (the “TGS Agreements”), which such assumption or assumption and assignment, rejection, modification, or release, if any, is subject to subsequent court order after notice to WesternGeco and the TGS Entities, as applicable, and an opportunity to respond; provided however that the Debtors and the Reorganized Debtors are authorized to continue operating under the WesternGeco Agreements and the TGS Agreements in the ordinary course of business until the earliest of (i) 12:00 p.m. on November 23, 2020 or such later date as may be agreed between the Reorganized Debtors and WesternGeco and/or the Reorganized Debtors and the TGS Entities, and (ii) the date such agreements are deemed assumed, assumed and assigned, rejected, modified or released, in which case, the order authorizing such assumption, assumption and assignment, rejection, modification, or release, when final, shall govern with respect to all matters provided for therein; provided further that all rights and defenses of the Debtors, the Reorganized Debtors, WesternGeco, and the TGS Entities under non-bankruptcy and bankruptcy law, and all objections of WesternGeco and the TGS Entities (and the Debtors’ and the Reorganized Debtors’ rights and defenses with respect thereto) to the terms of the Plan, insofar as they should relate or be applied to WesternGeco and the TGS Entities and regarding assumption or assumption and assignment (including all rights and defenses under section 365 of the Bankruptcy Code and with respect to the validity and enforceability of change of ownership and control provisions), are reserved and preserved with respect to such WesternGeco Agreements and TGS Agreements.
74.Certain Provisions Regarding Seitel Data, Ltd. Effective as of the Effective Date, the Debtors and Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., and other affiliates, (collectively, “Seitel”) agree to reject pursuant to 11 U.S.C. Section 365 and mutually terminate the following agreements: the 2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement, dated October 10, 2007 and the related Schedule “1” dated June 5, 2009 and identified as Contract No. 09-06-001 BRK (collectively, the “Seitel Agreements”).  Pursuant to the Seitel Agreements, the Debtors further agree to return or destroy, at the Debtors’ election, all data licensed under such agreements no later than thirty (30) days after the Effective Date and return the Verification required by the Seitel Agreements.  Upon the effectiveness of rejection and termination of the Seitel Agreements and the return or destruction of the data via the Verification, the Debtors and Seitel agree to release the other party from any and all claims or causes of actions relating to the Seitel Agreements.
75.Certain Matters Concerning Cigna. Notwithstanding anything to the contrary in the Plan, or in any notice related thereto, the Employee Benefits Agreements (as defined in the Objection of Cigna to Cure Notice Issued in Connection with the Joint Prepackaged Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates [Docket No. 280] ("Cigna Objection") through which affiliates of Cigna Health and Life Insurance Company provide administrative, insurance, and insurance-related services for Debtors' employee benefits plan, shall be assumed under the Plan, and, in lieu of cure, all obligations due and unpaid under the Employee Benefits Agreements accruing prior to the Effective Date shall be unimpaired and reinstated and nothing in this Confirmation Order or 11 U.S.C. §365 shall affect such obligations. This fully resolves the Cigna Objection.
76.Certain Matters Concerning Spanish Dagger, Ltd. Notwithstanding anything contained in the Plan, the Plan Supplement or this Confirmation Order, all amounts that come due on or after the Petition Date and are owed to Spanish Dagger, Ltd., SHER Cow Country, LP, and J. Evetts Haley, III and Frank Jefferson Haley, Trustees of the Nita Stewart Haley Trust under any executory contacts that are assumed by the Debtors or Reorganized Debtors will be paid in the ordinary course of business when due and owing.
77.Payment of Notes Trustee Fees. Consistent with Article VI.D.5. of the Plan and notwithstanding any other contrary provision of the Plan or this Confirmation Order, distributions under the Plan on account of the Notes Claims shall be subject to the rights of the Notes Trustee under the applicable Notes Indentures, including the rights of the Notes Trustee to assert and exercise its charging liens and to require payment of the reasonable and documented compensation, fees, expenses, and disbursements of the Notes Trustee in connection with the Chapter 11 Cases and under each applicable Notes Indenture, including without limitation any fees, expenses, and disbursements of attorneys, advisors, or agents retained or utilized by the Notes Trustee in connection with the Chapter 11 Cases (collectively, the “Notes Trustee Fees”).
78.To allow the holders of Note Claims to receive the full treatment set forth in the Plan without reduction by charging liens or the required payment of the Notes Trustee Fees, the Debtors or the Reorganized Debtors shall, on account of Note Claims, on the Effective Date, and without any further notice to or action, order or approval of the Bankruptcy Court, pay the reasonable and documented fees and expenses of the Notes Trustee in Cash; provided that the Notes Trustee shall provide the Debtors with the invoices (subject to redaction to preserve attorney-client privilege) for which it seeks payment no later than five (5) days prior to the Effective Date. If the Debtors dispute any such invoice, the Debtors shall (i) pay the undisputed portion of such invoices, (ii) notify the Notes Trustee, as applicable, with respect to any disputed portion within ten (10) days after presentation of the invoices to the Debtors, and (iii) escrow the amount of any disputed portion of such invoices pending any resolution. Upon such notification, the Notes Trustee may submit such dispute for resolution by the Bankruptcy Court. For the avoidance of doubt, nothing in this Plan affects the rights of the Notes Trustee, to exercise its charging lien pursuant to the terms of the applicable Notes Indenture.
79.To the extent the Notes Trustee provides services or incurs costs or expenses, including professional fees, related to or in connection with the Plan, the Confirmation Order or the Notes Indentures after the Effective Date, the Notes Trustees shall be entitled to receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable and documented compensation for such services and reimbursement of reasonable and documented out-of-pocket expenses incurred with such services. The payment of such compensation and expenses will be made promptly or as otherwise agreed to by the Notes Trustee and the Reorganized Debtors.
80.The payment of the Notes Trustee Fees as required by the Notes Indentures shall be considered a distribution on account of Notes Claims.
81.Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents,

mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order.
82.Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Court that is in existence upon entry of this Confirmation Order shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.
83.Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; provided that any such deletion or modification must be consistent with the Restructuring Support Agreement; and (c) nonseverable and mutually dependent.
84.Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein) and the Restructuring Support Agreement. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation, and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X.A of the Plan.
85.Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.
86.Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Court or the Office of the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.
87.Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
88.Exemption from Registration Requirements. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock and New Warrants, as contemplated by Article III.B of the Plan, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of Securities. In addition, under section 1145 of the Bankruptcy Code, such New Common Stock and New Warrants will be freely tradable in the U.S. by the recipients thereof, subject to the provisions of (i) section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) any restrictions in the Reorganized Debtors’ New Organizational Documents or the Registration Rights Agreement.
89.Statutory Fees and Reporting. All monthly and quarterly reports shall be filed in a form reasonably acceptable to the U.S. Trustee, and all fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid, by each of the Reorganized Debtors (or the Distribution Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the earlier of entry of a final decree closing such Debtor’s Chapter 11 Case or an order of dismissal or conversion, whichever comes first.
90.DIP Order. On the Effective Date, the Interim Order (A) Authorizing the Debtors to Obtain Postpetition Financing, (B) Authorizing the Debtors to Use Cash Collateral, (C) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (D) Granting Adequate Protection to the Secured Parties, (E) Modifying the Automatic Stay, (F) Scheduling a Final Hearing, and (G) Granting Related Relief [Docket No. 73] (the “Interim DIP Order”) shall be deemed a Final Order in all respects, including each provision and finding of fact included therein, and shall constitute the “Final DIP Order” contemplated by, and as defined in, the Interim DIP Order and the Plan. Any relief in the Interim DIP Order that is stated

to be subject to approval in the Final DIP Order shall be deemed approved on a final basis hereby.
91.Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached hereto as Exhibit B (the “Confirmation Order and Effective Date Notice”), in accordance with Bankruptcy Rules 2002 and 3020(c) on all holders of Claims and Interests and the Core Notice Parties within ten (10) Business Days after the Effective Date. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The Combined Notice and this Confirmation Order and Effective Date Notice are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.
92.Failure of Consummation. If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan, the Disclosure Statement, or Restructuring Support Agreement shall: (1) constitute a waiver or release of any Claims by the Debtors, Claims, or Interests; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Entity.
93.Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under section 1101(2) of the Bankruptcy Code.

94.Waiver of 14-Day Stay. Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order is effective immediately and not subject to any stay.
95.References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.
96.Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
97.Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.
98.Termination of Challenge Period. The Challenge Period (as defined in the DIP Orders) is terminated as of the date set forth in the DIP Orders, and the stipulations, admissions, findings, and release contained in the DIP Orders shall be binding on the Debtors’ estates and all parties in interest as of the date set forth in the DIP Orders.
99.Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence upon the entry hereof.
100.Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Houston, Texas
Dated: November 10, 2020
/s/ Marvin Isgur
MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

Exhibit A
Plan

Exhibit B
Proposed Confirmation Order and Effective Date Notice

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
OASIS PETROLEUM INC., et al.,[7]	)	Case No. 20-34771 (MI)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: Docket No. __
NOTICE OF (I) ENTRY OF ORDER
APPROVING THE DEBTORS’ DISCLOSURE
STATEMENT FOR, AND CONFIRMING, THE DEBTORS’
JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION
OF OASIS PETROLEUM INC. AND ITS DEBTOR AFFILIATES AND
(II) OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on [___], 2020, the Honorable Marvin Isgur, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and its Debtor Affiliates [Docket No. [●]] (the “Confirmation Order”) confirming the Plan8 and approving the Disclosure Statement [Docket No. 25] of the above-captioned debtors (the “Debtors”).
PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [_______], 2020.
PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Kurtzman Carson Consultants LLC, the notice, claims, and solicitations agent retained by the Debtors in these Chapter 11 Cases, by: (1) phone at (866) 480-0830 (toll free) or (781) 575-2040 (international); or (2) through Oasis’s solicitation website at https://
7     Due to the large number of debtor entities in these chapter 11 cases, for which the Debtors have requested joint administration, a complete list of the debtor entities and the last four digits of their federal tax identification numbers are not provided herein.  A complete list of such information may be obtained on the website of the Debtors’ proposed claims and noticing agent at www.kccllc.net/oasis.  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  1001 Fannin Street, Suite 1500, Houston, Texas 77002.
8    Capitalized terms used but not otherwise defined herein have the meanings given to them in the Joint Prepackaged Chapter 11 Plan of Reorganization of Oasis Petroleum Inc. and Its Debtor Affiliates (Technical Modifications) [Docket No. 279] (as modified, amended, and including all supplements, the “Plan”).

www.kccllc.net/oasis. You may also obtain copies of any pleadings Filed in these Chapter 11 Cases for a fee via PACER at: www.txs.uscourts.gov.
PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.
PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, and any holder of a Claim or an Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder voted to accept the Plan.
PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

2

Houston, Texas
[●], 2020

Respectfully Submitted,

/s/
Bruce J. Ruzinsky (TX Bar No. 17469425)	KIRKLAND & ELLIS LLP
Matthew D. Cavenaugh (TX Bar No. 24062656)	KIRKLAND & ELLIS INTERNATIONAL LLP
Jennifer F. Wertz (TX Bar No. 24072822)	Brian Schartz, P.C. (TX Bar No. 24099361)
Vienna F. Anaya (TX Bar No. 24091225)	609 Main Street
JACKSON WALKER L.L.P.	Houston, Texas 77002
1401 McKinney Street, Suite 1900	Telephone: (713) 836-3600
Houston, Texas 77010	Facsimile: (713) 836-3601
Telephone: (713) 752-4200	Email: brian.schartz@kirkland.com
Facsimile: (713) 752-4221
Email: bruzinsky@jw.com	-and-
Email: mcavenaugh@jw.com
Email: jwertz@jw.com	Chad J. Husnick, P.C. (admitted pro hac vice)
Email: vanaya@jw.com	David L. Eaton (admitted pro hac vice)
John Luze (admitted pro hac vice)
Proposed Co-Counsel for the Debtors	300 North LaSalle Street
and Debtors in Possession	Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: chad.husnick@kirkland.com
david.eaton@kirkland.com
john.luze@kirkland.com

-and-

AnnElyse Scarlett Gains (admitted pro hac vice)
1301 N. Pennsylvania Ave., N.W.
Washington, D.C. 20004
Telephone: (202) 389-5000
Facsimile: (202) 389-5200
Email: annelyse.gains@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession

3